As filed with the Securities and Exchange Commission on June 5, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California	77-0198182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue

City of Industry, California 91748

(Address of principal executive offices)

Hot Topic, Inc. 2012 Equity Incentive Plan

(Full title of the plan)

James McGinty

Chief Financial Officer

Hot Topic, Inc.

18305 E. San Jose Avenue

City of Industry, California 91748

(626) 839-4681

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Jonathan Block, Esq. Vice President & General Counsel Hot Topic, Inc. 18305 E. San Jose Avenue City of Industry, California 91748 (626) 839-4681	Jason L. Kent, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value	4,077,578 shares(3)	$9.565	$39,002,033.00	$4,469.63

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also registers any additional shares of our common stock, no par value, or the Common Stock, as may become issuable under our 2012 Equity Incentive Plan, or the Plan, by reason of any stock dividend, stock split, recapitalization or similar event.
(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on June 1, 2012, as reported on the NASDAQ Stock Market.
(3)	Includes 977,578 shares of Common Stock that remained available for issuance under our 1996 Non-Employee Directors’ Stock Option Plan and our 2006 Equity Incentive Plan and were included in the shares authorized for issuance under the Plan and 3,100,000 shares of Common Stock that were included in the shares authorized for issuance under the Plan on June 5, 2012 pursuant to the approval of the Plan by our shareholders at our 2012 annual meeting of shareholders.

HOT TOPIC, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by us with the Securities and Exchange Commission, or the SEC, are incorporated by reference herein:

(a) Our Annual Report on Form 10-K for the fiscal year ended January 28, 2012, which was filed on March 21, 2012, including information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2012 Annual Meeting of Shareholders, which was filed on April 26, 2012.

(b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 28, 2012, which was filed on May 23, 2012.

(c) Our Current Reports on Form 8-K filed with the SEC on March 22, 2012, and April 4, 2012.

(d) The description of our capital stock set forth in our registration statement on Form 8-A (File No. 000-28784) filed with the SEC on September 16, 1996, including any amendments or reports filed for the purpose of updating such information.

All reports and other documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 317 of the California Corporations Code permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Our Amended and Restated Articles of Incorporation provide that to the fullest extent permitted by California law, our directors will not be personally liable to us and our shareholders for monetary damages for any breach of a director’s fiduciary duty. Our Amended and Restated Articles of Incorporation do not, however, eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of us or our shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to us or our shareholders when the director was aware or should have been aware of a risk of serious injury to us or our shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to us or our shareholders, for improper transactions between the director and us and for improper distributions to shareholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

In addition, our Bylaws provide that we shall indemnify our directors and may indemnify our officers, employees and other agents to the fullest extent permitted by California law. We are also empowered under our Bylaws to enter into indemnification contracts with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and officers. In addition, pursuant to our Bylaws and indemnity agreements, we are required, subject to certain exceptions, to advance all expenses incurred by any director or officer in connection with a completed, pending or threatened action, suit or proceeding upon receipt of an undertaking by such director or executive officer to repay all amounts advanced by us on such person’s behalf if it is ultimately determined that such person is not entitled to be indemnified under the Bylaws or otherwise. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number

4.1	Amended and Restated Articles of Incorporation. (1)

4.2	Certificate of Amendment of Amended and Restated Articles of Incorporation. (2)

4.3	Amended and Restated Bylaws, as amended. (2)

4.4	Specimen Stock Certificate. (1)

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages hereto.

99.1	Hot Topic, Inc. 2012 Equity Incentive Plan.

99.2	Form of Restricted Stock Bonus Agreement under the Hot Topic, Inc. 2012 Equity Incentive Plan.

99.3	Form of Nonstatutory Stock Option Agreement under the Hot Topic, Inc. 2012 Equity Incentive Plan.

(1)	Filed as an exhibit to our Registration Statement on Form SB-2 (No. 333-5054-LA) and incorporated herein by reference.
(2)	Filed as an exhibit to our Annual Report on Form 10-K (File No. 000-28784) for the fiscal year ended January 29, 2005 and incorporated herein by reference.

Item 9. Undertakings.

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Industry, State of California, on June 5, 2012.

HOT TOPIC, INC.

By:	/s/ James McGinty
James McGinty Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LISA HARPER and JAMES MCGINTY, and each or either one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lisa Harper Lisa Harper	Chairman and Chief Executive Officer (Principal Executive Officer)	June 5, 2012

/s/ James McGinty James McGinty	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 5, 2012

/s/ Steven R. Becker Steven R. Becker	Director	June 5, 2012

/s/ Evelyn D’An Evelyn D’An	Director	June 5, 2012

/s/ Matthew A. Drapkin Matthew A. Drapkin	Director	June 5, 2012

/s/ Terri Funk Graham Terri Funk Graham	Director	June 5, 2012

/s/ W. Scott Hedrick W. Scott Hedrick	Director	June 5, 2012

/s/ John Kyees John Kyees	Director	June 5, 2012

/s/ Andrew Schuon Andrew Schuon	Director	June 5, 2012

/s/ Thomas Vellios Thomas Vellios	Director	June 5, 2012

EXHIBIT INDEX

Exhibit Number

4.1	Amended and Restated Articles of Incorporation. (1)

4.2	Certificate of Amendment of Amended and Restated Articles of Incorporation. (2)

4.3	Amended and Restated Bylaws, as amended. (2)

4.4	Specimen Stock Certificate. (1)

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages hereto.

99.1	Hot Topic, Inc. 2012 Equity Incentive Plan.

99.2	Form of Restricted Stock Bonus Agreement under the Hot Topic, Inc. 2012 Equity Incentive Plan.

99.3	Form of Nonstatutory Stock Option Agreement under the Hot Topic, Inc. 2012 Equity Incentive Plan.

(1)	Filed as an exhibit to our Registration Statement on Form SB-2 (No. 333-5054-LA) and incorporated herein by reference.
(2)	Filed as an exhibit to our Annual Report on Form 10-K (File No. 000-28784) for the fiscal year ended January 29, 2005 and incorporated herein by reference.